Calculation of Filing Fee Tables
S-4
CONOCOPHILLIPS
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.400% Notes due 2027	Other	227,925,000		$ 227,925,000.00	0.0001531	$ 34,895.32
Fees to be Paid	2	Debt	Guarantees of 4.400% Notes due 2027	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	5.300% Notes due 2029	Other	58,635,000		$ 58,635,000.00	0.0001531	$ 8,977.02
Fees to be Paid	4	Debt	Guarantees of 5.300% Notes due 2029	Other				0.0001531	$ 0.00
Fees to be Paid	5	Debt	6.800% Notes due 2032	Other	102,042,000		$ 102,042,000.00	0.0001531	$ 15,622.63
Fees to be Paid	6	Debt	Guarantees of 6.800% Notes due 2032	Other				0.0001531	$ 0.00
Fees to be Paid	7	Debt	5.700% Notes due 2034	Other	63,047,000		$ 63,047,000.00	0.0001531	$ 9,652.50
Fees to be Paid	8	Debt	Guarantees of 5.700% Notes due 2034	Other				0.0001531	$ 0.00
Fees to be Paid	9	Debt	6.600% Notes due 2037	Other	259,050,000		$ 259,050,000.00	0.0001531	$ 39,660.56
Fees to be Paid	10	Debt	Guarantees of 6.600% Notes due 2037	Other				0.0001531	$ 0.00
Fees to be Paid	11	Debt	5.200% Notes due 2045	Other	151,419,000		$ 151,419,000.00	0.0001531	$ 23,182.25
Fees to be Paid	12	Debt	Guarantees of 5.200% Notes due 2045	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 862,118,000.00		$ 131,990.28
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 131,990.28
Offering Note
[1]	(1a) Represents the aggregate principal amount of such series of notes to be exchanged for those offered in the exchange offers to which the registration statement relates. (1b) Calculated in accordance with Rule 457(f) and 457(a) of the Securities Act of 1933, as amended.

[2]	(2a) No separate consideration will be received for the guarantees. ConocoPhillips will guarantee the notes being registered. (2b) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.

[3]	See Note 1.

[4]	See Note 2.

[5]	See Note 1.

[6]	See Note 2.

[7]	See Note 1.

[8]	See Note 2.

[9]	See Note 1.

[10]	See Note 2.

[11]	See Note 1.

[12]	See Note 2.